Exhibit 99.2

Notice of Grant of Stock Options and	Mellon Financial Corporation
Non-Qualified Option Agreement	ID: 25-0659306
Long-Term Profit Incentive Plan	500 Grant Street
(2004)	Pittsburgh, PA 15258-0001

[NAME]	ID:
[ADDRESS]	Option
	Plan:	2004
	Class	NQ

Effective [DATE], you have been granted a Non-Qualified Stock Option (Option) to buy [NUMBER] shares of Mellon Financial Corporation (Corporation) Common Stock at $[PRICE] per share (Option Price). This grant is made under the Corporation’s Long-Term Profit Incentive Plan (2004) (Plan) and is subject to its terms.

Your Option will become exercisable in the amounts and on the dates shown below.

Shares	Vest Type	Vest Date	Expiration Date
[NUMBER]	On Vest Date	[DATE]	[DATE]

[NUMBER]	On Vest Date	[DATE]	[DATE]

[NUMBER]	On Vest Date	[DATE]	[DATE]

Expiration Date means the date that your Options expire and may no longer be exercised. Your Options expire sooner if you stop working for the Corporation before this date.

By your acceptance of this grant, you agree that these Options are granted under and governed by the Plan as amended from time to time, and the Option Agreement, both of which are attached and made part of this document.

Mellon Financial Corporation

By:
[NAME]
	[TITLE]	Date:
Time

Mellon Financial Corporation	Long Term Profit Incentive Plan (2004)
Non-Qualified Stock Option Agreement

Capitalized words used in this Stock Option Agreement are defined in the Mellon Financial Corporation Long-Term Profit Incentive Plan (2004) (Plan). The section number where the word is defined is shown the first time that the defined word appears.

When can I exercise my Options?

Your Options (Section 2.13 of the Plan) will become exercisable on and after the Vest Dates shown on the cover page, provided you are still working for the Corporation or one of its Affiliates (Section 2.1 of the Plan) on such date. You may exercise your Options to purchase the number of shares shown plus any amount becoming exercisable on an earlier Vest Date that you have not previously purchased. You may exercise your Options by filling out an exercise form provided by the Corporation and delivering it to the Corporation’s Executive Compensation area (AIM No. 151-0722) or you may also fax the completed form to (412) 234-4152. You must comply with the terms of the Corporation’s current exercise form when you exercise your Option. The Corporation may revise the exercise form from time to time. If the exercise form is revised, you will receive a copy of the new form.

How are tax withholdings handled?

The Corporation will notify you of the amount of withholding tax required to be paid by you on exercise of your Options under Federal and, where applicable, state and local law. You must pay this amount to the Corporation promptly. The Corporation will not deliver the Common Stock from your exercise until you pay your withholding taxes.

What happens to my Options on a change in control event?

Your Options become fully exercisable immediately and automatically when a Change in Control Event occurs (Section 2.4 of the Plan), regardless of the Vest Dates.

What happens to my Options if I terminate employment?

If you stop working for the Corporation or its Affiliates for any reason before any of your Options have become exercisable, such Options will expire upon the termination of your employment. If you stop working for the Corporation or its Affiliates after any of your Options have become exercisable, such Options may terminate before the Expiration Date listed on the cover. In such case, you may still exercise Options that became exercisable before your termination of employment (or death) as follows:

(a)	If you are age 55 and the Corporation or an Affiliate has employed you for at least 5 years, then you still have two years from the date your employment terminates to exercise your vested Options.

(b)	If you terminate employment because of a disability covered by a long-term disability plan of the Corporation or an Affiliate, then you still have two years from the date your employment terminates to exercise your vested Options. Your employment will be considered terminated due to a disability for purposes of your Options when you have stopped working for the Corporation or an Affiliate for a six-month period, and your vested and unvested Options will terminate if your disability is not covered by a long-term disability plan of the Corporation or an Affiliate. Where a determination as to whether your disability is covered by such a long-term disability plan has not been finalized after six months, your vested Options will remain exercisable until such a determination is made.

Fact Sheet

NQ Options 12/19/05

(c)	If your employment is terminated Without Cause (Section 4.6(d) of the Plan) within two years after the occurrence of a Change in Control Event, you will still have one year from the date your employment terminates to exercise your vested Options.

(d)	If you die while employed by the Corporation or an Affiliate or within a period during which your Options remain exercisable, the executor or administrator of your estate or the person or persons to whom you have transferred your Options by will or by the laws of descent and distribution applicable to you will still have two years from the date of death to exercise your vested Options.

(e)	If your employment is terminated due to the sale of a business unit or an Affiliate and you are not displaced in accordance with the Corporation’s or an Affiliate’s Employee Displacement Program (or any successor or similar practice), then you will still have one year from the date your employment terminates to exercise your vested Options.

If your employment with the Corporation or its Affiliates terminates for any reason not listed above (except as discussed in the immediately following paragraph in the event of Displacement), your Options will expire upon your termination date. In all cases, your Options will cease to be exercisable on and after the Expiration Date listed on the cover.

What happens to my Options if I am displaced?

If your employment with the Corporation or its Affiliates ends because you are displaced in accordance with the Corporation’s or an Affiliate’s Employee Displacement Program or any successor or similar practice, your Options will continue to become exercisable on the listed Vest Dates through the end of your salary continuance period or, if you receive a lump sum payment from such Displacement Program, the last day of your employment. You will also be permitted to exercise your vested Options through such dates.

May I transfer my Options?

Your Options may be transferred only to your heirs and beneficiaries by your will or through the laws of descent and distribution applicable to you, upon the Corporation’s receipt and approval of appropriate documentation. Your Options will terminate immediately if you attempt to transfer them to any other party during your lifetime. During your lifetime, you are the only person who may exercise your Options. After your death, your Options may be exercised by the executor or administrator of your estate or the person or persons to whom you have transferred your Options by will or by the laws of descent and distribution applicable to you.

Do my Options affect my other employee benefits?

No amount of income received by you because of your Options will be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation. Your Options do not constitute an agreement of employment between you and the Corporation or any Affiliate and your employment may be terminated at any time for any reason.

Fact Sheet

NQ Options 12/19/05

What law applies to my options?

Your Options will be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than any choice of law rules calling for the application of laws of another jurisdiction. You agree that your Options will not be exercisable if such exercise or the issuance of the shares subject to your Options would constitute a violation by you or the Corporation of any provision of law or regulation of any governmental authority. Any determination by the Corporation in this connection shall be final, binding and conclusive. This Option is not an incentive stock option under Section 422 of the Internal Revenue Code, as amended.

NOTE: Any information included in this document is provided in accordance with the Mellon Financial Corporation’s Long-Term Profit Incentive Plan (2004) document and is governed by said Plan. The Human Resources Committee (HRC) of the Corporation’s Board of Directors has the sole authority to interpret and make final decisions regarding the Plan.

Fact Sheet

NQ Options 12/19/05